              SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                   SCHEDULE 14C INFORMATION

        Proxy Statement Pursuant to Section 14(c) of the
             Securities Exchange Act of 1934
                    (Amendment No. 1)


Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant   [  ]

Check the appropriate box:

  [x]Preliminary Proxy Statement
 [ ]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
 [  ]Definitive Proxy Statement
 [  ]Definitive Additional Materials
 [  ]Soliciting Material Pursuant to Section 240.14a-11(c) or Section
240.14a-12

SBI COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
(Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box)

  [X]No fee required.

  [ ]Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
1)     Title of each class of securities to which transaction applies:
2)     Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)     Proposed maximum aggregate value of transaction:
5)     Total fee paid:

  [ ]Fee Paid previously with preliminary materials.

  [ ]Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)     Amount Previously Paid:
2)     Form, Schedule or Registration Statement No.:
3)     Filing Party:
4)     Date Filed:

                    SBI COMMUNICATIONS, INC.
                  1239 South Glendale Avenue
                      Glendale, CA 91205
                  --------------------------

                     Information Statement
                     ---------------------
                       October 16, 2000
                       ----------------
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

     This Information Statement is first being furnished on or about October 16, 2000 to shareholders of record as of the close of business on August 31, 2000 (the "Record Date") of the common stock of SBI
Communications, Inc. ("SBI" or the "Company") in connection with the following (collectively, the "Actions"):

1. To elect four directors to serve on the Company's Board of Directors for the ensuing year and until their successors are elected; and
2. To amend the Certificate of Incorporation to reflect a change in the Company's name to ValCom, Inc.; and
3. To amend the Certificate of Incorporation to reflect a change in the par value of the Preferred Stock to $.001; and
4. To approve the increase in authorize shares of Common stock available for issuance under the Company's Certificate of Incorporation;

     The Board of Directors has approved, and a total of four (4) stockholders (the "Consenting Stockholders") representing 6,954,178 shares of the 12,324,878 shares outstanding of the Common Stock as of August 31, 2000 have consented in writing, to the Actions. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding of Common Stock and are sufficient under the Delaware General Corporation Law and SBI's By-Laws to approve the Actions. Accordingly, the Actions will not be submitted to the other stockholders of SBI for a vote and this Information Statement is being furnished to stockholders to provide them with certain information concerning the Actions in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder, including Regulation 14C.

     This Information Statement contains forward-looking statements which involve risks and uncertainties. SBI's actual results may differ significantly from the results discussed in the forward-looking statements.

     SBI will pay all costs associated with the distribution of the Information Statement, including the costs of printing and mailing. SBI will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of SBI's Common Stock.

           FOR ADDITIONAL INFORMATION ABOUT THE COMPANY,
      REFERENCE IS MADE TO SBI'S ANNUAL REPORT ON FORM 10-KSB.

The principal executive office of SBI is located at 1239 South Glendale Avenue, Glendale, CA 91205.


                       ELECTION OF DIRECTORS

     The Board of Directors unanimously nominated and the
Consenting Stockholders have approved and elected four (4) individuals as directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Each of the following individuals have consented to serve as a Director of the Company.
     Director and/or Executive
  Name and Position in the Company        Age          Officer Since

  Ronald Foster                            59                1986
Chairman of the Board

 Vince Vellardita                          42                2000
 President / CEO

 David Weiner                              41                 --
   Nominee

 Stephen A. Webber                         52                 --
   Nominee

Ronald Foster, Ron Foster has served as the Company's Chief Executive Officer, President and Chairman of the Board from 1986 to October 2000.
Mr. Foster, 59, is presently Chairman of the Board for SBI. He has been working with the Company since its inception in 1984. His primary responsibilities include finance, marketing and technical review. In addition to his responsibilities with the Company, Mr. Foster has held a number of other management positions over the years. From 1984 to 1986, he was executive vice president and producer of Pioneer Games of American Satellite Bingo, in Albany, Georgia. Mr. Foster was also the owner and operator of Artist Management & Promotions where he was responsible for coordinating television entertainers, sports figures and other celebrities for department store promotions. Previously, Mr. Foster has served as president and director of Ed-Phills, Inc., a Nevada corporation, and executive vice president and member of the Board of Directors of Golden American Network, a California corporation. From
1984 to 1994, he has also been the president and chief executive officer of ROPA Communications, Inc., which owned and operated WTAU-TV-19 in Albany, Georgia. He created and produced "Stock Outlook 87, 88, and 89," a video presentation of public companies through Financial News Network (FNN), a national cable network. Mr. Foster also has experience as technical director and associate producer for numerous national live sports broadcasts produced by ABC, CBS and WTBS. Mr. Foster is Director/Producer/Writer of the Company Interactive Broadcast Programs. Other than the Company, Mr. Foster does not currently serve as a director of any other reporting company.

     Vince Vellardita, Vince Vellardita is currently President and CEO of SBI and is the CEO of Valencia Entertainment International, LLC. As discussed in this Informational Statement, SBI and Valenci have agreed in principal to enter into a merger agreement whereby Valencia will become a wholly owned subsidiary of SBI. Mr. Vellardita was instrumental in having Valencia Entertainment acquire a 170,000 square foot production facility in Valencia, California that houses 8 sound stages that have been occupied for the past four years by the hit CBS series' JAG and Fox's Power

Rangers. Mr. Vellardita began his career in 1977 as a music producer and promoter of live shows and is credited with bringing Duran Duran and U2 to North America for their first tours. He also produced a benefit tour for the 1980 Presidential campaign of John Anderson. Mr. Vellardita does not currently serve as a director of any other reporting company.

     David Weiner, Mr. Weiner received his MBA degree from
U.C.L.A. and gained a wide variety of business experiences early in his career working in the investment banking and pension fund management arena. He joined the consulting group of Deloitte and Touche in 1988, where he provided general and corporate finance consulting services to a wide variety of entertainment, telecommunications, and direct response clients including K-tel, International, Inc. Mr. Weiner joined K-tel in 1993, as Vice President of Corporate Development and was appointed President in September of 1996. His responsibilities included directing all United States operations of the company as well as its wholly owned subsidiaries in the Untied Kingdom, Germany and Finland. Mr. Weiner resigned as President of K-tel in 1998 to form W-Net, Inc., an Internet and software development and consulting firm. Mr. Weiner does not currently serve as a director of any other reporting company.

     Stephen A Webber,  Mr. Webber is the President and C.F.O. of
Valencia Entertainment LLC. Mr Weber has over 20 years of background in Finance and Management and is a certified public accountant. Prior to joining Valencia Entertainment, Mr. Webber was the managing partner for a regional audit firm. Currently, in addition to his duties at Valencia Entertainment International, Mr. Webber also consults for a publicly traded internet company, Genesis Entermedia.com, Inc. where he sits on the Board of Director and is Chairman of the Audit Committee.

          Meeting and Committee of the Board of Directors
         -------------------------------------------------
     Each director is elected to serve for a term of one (1) year until the next annual meeting of shareholders or until a successor is duly elected and qualified. There are no family relationships among directors or persons nominated or chosen by the Company to become a director. The present term of office of each director will expire at the next annual meeting of shareholders.

     During the fiscal year ended December 31, 1999, the Board of Directors held __ meetings of which no director attended fewer than 75% of the total number of meetings. Outside directors received no cash compensation for their services, however they were reimbursed for their expenses associated with attendance at meetings or otherwise incurred in connection with the discharge of their duties as directors of the Company. No officer of the Company receives any additional compensation for his services as a director, and the Company does not contribute to any retirement, pension, or profit sharing plans covering its directors.


            AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                 TO CHANGE THE NAME OF THE COMPANY

The Board of Directors unanimously adopted and the Consent of Stockholders have approved an amendment to the Company's Certificate of Incorporation to change the name to ValCom, Inc (the "Name
Amendment"). This name change will be implemented by amending the Company's Certificate of Incorporation with the Delaware Secretary of State. The text of the Name Amendment is attached as Appendix A and is incorporated herein by reference. In the judgment of the Board of Directors, the change of the Company's corporate name is desirable in view of the significant change in the character and strategic focus of the company.

The Name Amendment will become effective upon the filing of a certificate of amendment relating thereto with the Secretary of State of Delaware. Under federal securities laws, the Company cannot file the certificate of amendment until at least 20 days after the mailing of this Information Statement.

            AMENDMENT TO THE CERTIFICATE OF INCORPORATION
             TO CHANGE THE PAR VALUE OF PREFERRED STOCK

     The Board of Directors unanimously adopted and the Consent of Stockholders have approved an amendment to the Company's Certificate of Incorporation to change the part value of its preferred stock (the "Par Value Amendment"). The Company's current capital structure provides that for the authorization of 10,000,000 million shares of Preferred Stock at a par value of $5.00. Delaware Law computes the annual franchise tax based either upon the authorized share method or the assumed par value capital method, but in no event greater than $150,000. In order to reduce and minimize the annual franchise tax, the Board of Directors unanimously adopted and the Consent of Stockholders have approved an amendment to the Company's Certificate of Incorporation to change the Preferred Stock par value from $5.00 per share to $.001.

     On or about January 31, 1998, the Shareholders approved a plan to change the Company's corporate domicile to the State of Nevada in order to reduce the annual franchise tax. This proposal, if adopted, would reduce the annual franchise tax and the Company would not incur the additional cost of changing its domicile to Nevada. The text of the Par Value
Amendment is attached as Appendix B and is incorporated herein by reference.

     The Par Value Amendment will become effective upon the filing of a certificate of amendment relating thereto with the Secretary of State of Delaware. Under federal securities laws, the Company cannot file the certificate of amendment until at least 20 days after the mailing of this Information Statement


           AMENDMENT TO THE CERTIFICATE OF INCORPORATION
             TO  INCREASE THE AUTHORIZED COMMON STOCK

     The Board has unanimously adopted and the Consenting Stockholders have approved the amendment to the Company's Certificate of Incorporation to increase the Company's authorized Common Stock from 40,000,000 to 100,000,000 shares (the "Authorized Shares Amendment"). Recently, the Company reached an agreement in principal to acquire
Valencia Entertainment International, LLC ("Valencia"). Valencia is a vertically integrated entertainment conglomerate that includes television production, for both network and syndicate, motion pictures, sports, internet and real estate holdings. The terms of the merger acquisition will make Valencia a wholly owned subsidiary of the Company and the principals of Valencia will receive shares of the Company's common stock based upon an agreed upon fair market valuation of the net assets of Valencia. According to the audited financial statements for Valencia for the year ended December 31, 1999, Valencia recorded $8,749,487 in net assets, which represents approximately 83% of the total net assets of the two companies combined. A copy of Valencia's audited financial statement is attached as Appendix C, and is hereby incorporated by reference. In order to consummate the merger, the Company will be required to issue 75,709,965 shares of its common stock to the principals of Valencia. The shares of common stock do not have any preemption rights. The text of the Authorized Share Amendment is attached as Appendix B and is incorporated herein by reference.

     Currently, the Company has 40,000,000 shares authorized of which 12,324,878 shares are issued and outstanding. As a result, the Company would not be able to consummate the merger without first increasing its total authorized shares of common stock. Shareholder approval is not required for the merger itself under Delaware law.

     Once the Company files the Authorized Share Amendment with the Secretary of State of Delaware, the Company will have 87,1675,122 shares of unissued shares of Common Stock available for issuance. The Company will immediately issue 75,709,965 shares to the principals of

Valencia and will cause the merger to be consummated. If the Authorized Shares Amendment was not approved by the majority shareholder, the Company could not have issued the required number of Shares to the principals of Valencia and the Company would be required to terminate the merger.

     The remaining unissued shares will be available for issuance from time to time as may be required for various purposes, including the issuance of shares in connection with financing or acquisition transactions and the issuance or reservation of Common Stock for employee stock
options.   The Board would be able to authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of either calling a special shareholders' meeting or of waiting for the regularly scheduled annual meeting of shareholders in order to increase the authorized capital. If in a particular instance shareholder approval were required by law or any stock exchanges or markets or otherwise deemed advisable by the Board, then the matter would be referred to the Shareholders for their approval regardless of whether a sufficient number of shares previously had been authorized

     The issuance of the Shares to consummate the merger will cause a dilution to the existing Shareholders. The 12,324,878 shares currently issued and outstanding will represent approximately fourteen percent
(14%) of the outstanding shares after the consummation of the merger.
The proposed change in capital is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Certificate of Incorporation or the Bylaws of the Company in effect on the date of this Information Statement. However, Shareholders should note that the availability of additional authorized and unissued shares of Common Stock could make any attempt to gain control of the Company or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of Common Stock could be issued by the Board to dilute the percentage of Common Stock owned by a significant shareholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving the Company. The Company is not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of the Company's Common Stock. The Company has no present intention to use the increased authorized Common Stock for anti-takeover purposes.

     The Authorized Share Amendment will become effective upon the filing of a certificate of amendment relating thereto with the Secretary of State of Delaware. Under federal securities laws, the Company cannot file the certificate of amendment until at least 20 days after the mailing of this Information Statement

                          2001 Annual Meeting

     No definitive date for the Annual Meeting of Shareholders in 2001 has been established. Qualifying Shareholders may submit proposals that are consistent with the Company's Bylaws and federal securities laws to the Company for inclusion in the Company's proxy material relating to the 2001 Annual Meeting. The Company must receive such proposals at its business address (set forth at the beginning of this Proxy Statement) no later than January 31, 2001.


        Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires any person who owns more than ten percent of any class of any equity security which is registered pursuant to Section 12 of the Exchange

Act, or who is a director or an officer of the issuer of such security, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, officers, and greater than ten-percent shareholders are also required by SEC regulation to furnish the issuer of such securities with copies of all Section 16(a) reports filed. Specific due dates for these reports have been established and the Company is required to report in this Information Statement any failure to file by these dates during 1999.

     The Company believes that its officers, Directors, and stockholders owning greater than 10% of the Common Stock of the Company have not complied with the applicable Section 16(a) filing requirements during the fiscal year ending 1999 as it relates to the filing of Form 5.

Incorporation of Certain Documents by Reference

     The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 was filed with the Securities and Exchange Commission on April 5, 2000 which is hereby incorporated by reference.
A copy of SBI's Form 10-KSB will be furnished without charge to Shareholders as of the record date upon written request to Ronald Foster, Chairman, SBI Communications, Inc. 1239 South Glendale Avenue,
Glendale, California 91205.


                                       SBI COMMUNICATIONS, INC.


                                       By:/s/ Ronald Foster
                                       ------------------------
                                       Ronald Foster, Chairman

                             APPENDIX A


     RESOLVED, that the First Article of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

      FIRST:The name of the Corporation (hereinafter called the "Corporation") is:

     ValCom, Inc.


                               APPENDIX B

     RESOLVED FURTHER, that the fourth Article of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:


     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 110,000,000 shares, of which 10,000,000 shares shall be Preferred Stock of the par value of $.001 each (hereinafter called "Preferred Stock") and 100,000,000 shares shall be Common stock of the par value of $.001 each (hereinafter called the "Common Stock").

                               APPENDIX C

                        Financial Statements for
                 Valencia Entertainment International, LLC

                      DECEMBER 31, 1999 and 1998
                      --------------------------
                          Contents of Report
-------------------------------------------------------------------------------
Page 1        Accountants' report
Page 2        Balance sheet
Page 3        Statements of operations
Page 4        Statements of cash flows
Page 5-9      Notes to financial statements

                      INDEPENDENT AUDITORS REPORT

To the Board of Directors
Valencia Entertainment International, LLC:

We have audited the accompanying balance sheet of Valencia Entertainment International, LLC as of December 31, 1999, and December 31, 1998, and the related statements of operations and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1999 and December 31, 1998, and the results of its operations and its cash flows for each of the years then ended, in conformity with generally accepted accounting principles.

                                    /s/Jay J. Shapiro
                                    -----------------------
                                    Jay J. Shapiro, C.P.A.
                                    A professional corporation


Encino, California
October 17, 2000

                 VALENCIA ENTERTAINMENT INTERNATIONAL, LLC

                             BALANCE SHEET
                              December 31,

                                                       1999         1998
                                                       ----         ----
                                ASSETS
                               --------
Cash (Note 6)                                    $  2,278,694  $    8,835
Accounts receivable                                   106,812      48,144
Mortgage escrow holdback                              327,900           0
                                                  -----------   ----------
   Total Current Assets                             2,713,406      56,979

Fixed assets - net (Notes 2 and 3)                 11,760,154  11,855,999
Production costs                                       28,000       6,170
Prepaid loan fees                                     111,668           0
                                                  ------------  ----------
Total assets                                       14,613,228  11,919,148
                                                  ============ ===========

                         LIBILITIES AND EQUITY
                         ---------------------

Accounts payable                                     114,181       51,929
Loans payable                                         75,000       55,000
Morthgage payable - current portion (Note 3)          83,536      126,928
                                                  -----------  -----------
    Total Current Liabilities                        272,717      233,857

Morgage Payable (Note 3)                           5,916,464    3,181,670
                                                  -----------  -----------
    Total Liabilities                              6,189,181    3,415,527

Commitments (Note 5)

Lquity:

   Capital (Note 2, 4 and 6)                       7,704,406    8,184,846
   Accumulated income                                719,641      318,775
                                                  -----------  -----------
                                                   8,424,047    8,503,621
                                                  -----------  -----------
   Total Liabilities and Equity                 $ 14,613,228 $ 11,919,148

           See accompanying notes to financial statements

                  VALENCIA ENTERTAINMENT INTERNATIONAL,LLC

                        STATEMENTS OF OPERATIONS
                         Year ended December 31
                         ----------------------

                                                  1999           1998
                                                  ----           ----
Revenue:
  Rental                                        1,214,171       1,166,983
  Production                                      260,000         105,135
                                               ----------       ---------
                                                1,474,171       1,272,118
                                               ----------       ---------
Costs and Expenses:
  Production                                       83,049          63,195
  Selling and promotion                            89,017          74,562
  Depreciation                                    135,376         133,620
  Administrative and general                      473,275         490,363
                                               ----------       ---------
       Total                                      780,717         761,740
                                               ----------       ---------
Operating income                                  693,454         510,378
Interest expense                                 (292,588)       (298,292)
                                               ----------        ---------
Net income                                    $   400,866     $   212,086
                                               ==========        =========

        See accompanying Notes to financial statements

                VALENCIA ENTERTAINMENT INTERNATINAL,LLC

                     STATEMENT OF CASH FLOWS
                      Year end December 31
                      ---------------------

                                                    1999           1998
                                                    ----           ----
Operating Activities:
Net income                                     $  400,866     $  212,086
Items Not Requiring Cash Outlays:
  Depreciation and amortzation                    135,376        133,620
                                               -----------    -----------
                                                  536,242        345,706
Changes in:
Receivabes                                        (58,686)         6,259
Other assets                                      (21,830)        (6,170)
Accounts payable and other accrued expenses        62,272         14,000
Loans payable                                      20,000        (55,000)
                                                ----------     ----------
                                                    1,756        (40,911)
                                                ----------     ----------
Cash Provided by Operations                       537,998        304,795
                                                ----------     ----------
Investing Activities:
Acquisition of fixed assets                       (39,531)      (110,051)
                                                ----------     ----------
Cash Used by Finaancing Activities                (39,531)      (110,051)
                                                ----------     ----------
Financing Activities:
Principal payments on former mortgage            (152,000)      (149,786)
Repayment of former mortgage                   (3,261,165)             0
Proceeds from mortgage refinancing              5,664,997              0
Withdrawal of capital contribution               (480,440)       (55,000)
                                                ----------      ---------
Cash Provided (Used) by Financing Activities    1,771,392       (204,786)
                                                ----------      ---------
Increase (Decrease) in Cash
and Cash Equivalents                            2,269,859        (10,042)
Cash and cash equivalents, beginning of year        8,835         18,877
                                                ----------      ---------
Cash and cash equivalents, end of year        $ 2,278,694      $  (8,835)
                                               ===========     ==========
Supplemental disclosure of cash flow
information:
  Interest paid                               $   299,000      $ 291,000
                                               ===========     ==========
  Income taxes                                          0              0
                                               ===========     ==========
  Capital contribution-land and buildings     $         0      8,114,000
                                               ===========     ==========

            See accompaning notes to financial statements

               VALENCIA ENTERTAINMENT INTERNATIONAL,LLC
                    NOTES TO FINANCIAL STATEMENTS
                     December 31, 1999 and 1998
                     --------------------------

Note 1:  Summary of Significant Accounting Policies
---------------------------------------------------

         Following is a summary of the significant accountng policies followed in the preparation of these financial statements, which policies are in accordance with generally accepted accounting principles:

         Nature of Business
         ------------------

         Valencia Entertainment International, LLc (the "Company") is a limited liability corporation organized in November 1996 under the laws of the State of California for the purpose of operating a studio facility in Valencia, California and the development, financing and production for entertainment content. The Company is managed pursuant to the Amended Operating Agreement dated January 1, 1998 (the "Agreement").

         Use of Estimates
         ----------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimaes and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporing period. Acual results could materially differ from those estimates.

         Concentration of Credit Risk
         ----------------------------
         Financial instruments that potentially subject the Company to concentrations of risk consist of trade receivables principally arising from monthly leases. Management believes all receivables to be fully collectible.

         Cash Equivalents
         ----------------

         The Company maintains cash and cash equivalents (short-term highly liquid investments with original maturity less than three months) with various financial institutoins. From time to time, cash balances may exceed Federal Deposit Insurance corporation insurance limits.

                      VALENCIA ENTETAINMENT INTERNATIONAL. LLC

                        NOTES TO FINANCIAL STATEMENTS
                         December 31, 1999 and 1998
                         --------------------------

Note 1:  Summary of Significant Accounting Policies (Continued)
---------------------------------------------------------------
         Fair Value of Financial Instruments
         -----------------------------------

         The carring value of cash, receivables and accounts payable approximates fair value due to the short maturity of these instruments. The carrying value of and long-term debt approximates fair value based on discounting the projected cash flows using market rates available for similar instruments. None of the financial instruments are held for trading purposes.

         Depreciation
         ------------

         For financial and tax reporting purposes, the Company follows the policy of providing depreciation and amortization on the straight-line and accelerated declining balance methods over the estimated useful lives of the assets, which are as follows:

            Building                                              39   Years
            Building Inprovements                                 39   Years
            Ofice Furniture and Equipment                     5 to 7   Years

         Amortization of Prepaid Loan Costs
         ----------------------------------

         For financial reporting purposes, cost are amortized on the straight line method over 10 years, the life of the related loan.

         Income Taxes
         ------------

         The company files it's taxes as a Partnership under the laws of the United States and as a Limited Liability Company under the laws of the State of California. In both cases the Partners/Owners of the company report as individuals their share of the income of the Company and individually pay all related income taxes.

             VALENCIA ENERTAINMENT INTERNATIONAL, LLC.

               NOTES TO FINANCIAL STATEMENTS
                December 31, 1999 and 1998
                --------------------------

Note 2:  Property and Equipment
-------------------------------

         Property and equipment at December 31, consists of the following:

                                                     1999        1998
                                                     ----        ----
           Land                                  $ 7,392,292   $  7,392,292
           Building                                4,028,785      4,028,785
           Building Improvements                   1,062,473      1,025,648
           Office furniture and equipment             24,156         21,450
                                                  ----------    -----------
                Total                             12,507,706     12,468,175
                                                  -----------   -----------
           Less: Accumulated Depreciation           (747,552)      (612,176)
                                                  -----------   -----------
                Net book value                   $11,760,154    $11,855,999
                                                 ============   ===========

Note 3:  Notes Payable
------------------------
         Following is a summary of the Company's Notes Payable at year end
                                                         December 31,
                                                    ------------------------
                                                      1999            1998
                                                    ------------------------
         Promissory note payable to Great-West
         Life Insurance Company due in
         monthly installments of principal
         and interest of $33,944 at 8.625%
         per annuam.  The note is secured by
         a Deed of Trust on the Valencia
         Studio property.  The Note was
         refinanced in December 1999.                            $  3,308,598

         Promissory note payable to First Fidelity
         Investment and Loan due in monthly
         installments of rincipal and interest of
         $4,648 at 10.03% per annum. The rate is
         variable dependent on the 6 month US T-Bill
         rate.  The note is secued by a Deed of trust
         on the Valencia Studio property.  The Note
         matures December 2009.                    $  6,000,000

         Various other loans, short-term, 8.00%-9.00%
         interest                                        75,000       55,000
                                                    -----------    ---------
                       Total                          6,075,000    3,363,598
         Less: Current maturities                       158,536      181,928
                                                    -----------    ---------
         Notes Payable                             $  5,916,464  $ 3,181,670
                                                    ===========    =========

                 VALENCIA ENTERTAINMENT INTERNATIONAL, LLC.

                     NOTES TO FINANCIAL STATEMENTS
                      December 31, 1999 and 1998
                      --------------------------
Note 3: Notes Payable (Continued)
---------------------------------

          Maturities on the notes are as follows:
          2000                                      $    158,536 $    181,928
          2001                                            92,283    3,181,670
          2002                                           101,946
          2003                                           112,622
          2004                                           124,415
          And thereafter                               5,485,198
                                                       ---------    ---------
                                                     $ 6,075,000 $  3,363,598
                                                      ==========   ==========

        The Company's average short-term weighted interest rate is 9% and 8.5% respectively, for 1999 and 1998

Note 4: Partners' Capital
-------------------------
        In January 1997 Magic Movie Studios of Valencia, LLC, a California partnership, contributed property including land and buildings with a net book value of $11,870,412 to the Company. The land and buildings contributed were subject to a Deed of Trust with an unpaid balance of $3,256,566. The capitol accounts of the individual partners were credited for $8,114,000 and the Agreement recognizes their 50% ownership of the Company.

Note 5: Commitments
-------------------
        In May 2000 the Company leased additional facilities adjacent to it's current location. The lease has a term of five years. Initial monthly base rent is $29,000 with annual increases until 2004 when base rent will be $34,585.

Note 6: Subsequent Events
-------------------------
        a. The Company distributed $2,000,000 cash to an affiliate, Magic Movie Studios of Valencia, LLC, On January 11, 2000. Such distribution reduces the respective ownership interest in the Company.
        b. A lease was executed on May 11, 2000 for approximately 52,000 square feet of additional facility space.
        c. In August 2000, the Company entered into a letter of intent with SBI Communications, Inc. a publicly-traded Delewae corporaation
            (SBI), to be acquired for 86% of all the outstanding stock of SBI. This transaction will be treated for accounting purposes as a reverse acquisition merger.

            If this transaction took place on January 1, 1999 and a corporate tax provision were appropriately recognized, the 1999 pro-forma net income per share $261,000 and the pro-forma net income per share would be $.02 per share.